Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 8, 2014, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-198013) and related Prospectus of Forward Pharma A/S dated September 12, 2014.

/s/ Ernst & Young Denmark P/S
Copenhagen, Denmark
September 12, 2014